Exhibit 99.1
COGNIZANT REPORTS FIRST QUARTER 2024 RESULTS

•Revenue of $4.8 billion declined 1.1% year-over-year, or declined 1.2% in constant currency1, which was above the high-end of our guidance range
•Operating margin of 14.6%, flat year-over-year, and Adjusted Operating Margin1 of 15.1%, which expanded 50 basis points year-over-year
•Trailing 12-month bookings of $25.9 billion; book-to-bill of 1.3x
•$284 million returned to shareholders through share repurchases and dividends
•2024 revenue guidance unchanged at (2.0%) to 2.0% in constant currency
•2024 Adjusted Operating Margin guidance unchanged at 15.3-15.5%, representing year-over-year expansion of 20 to 40 basis points

TEANECK, N.J., May 1, 2024 - Cognizant (Nasdaq: CTSH), one of the world’s leading professional services companies, today announced its first quarter 2024 financial results.
“During the first quarter, we delivered revenue above the high-end of our guidance range and continued to make progress against our strategic priorities,” said Ravi Kumar S, Chief Executive Officer. “We have built upon our large deal momentum of 2023, signing eight deals during the quarter, each with a total contract value of at least $100 million. As our clients navigate an uncertain economic environment, we are adapting to the market dynamics by helping them achieve operational efficiencies, supporting their innovation agendas, and preparing them for AI-driven transformation across their businesses."

$ in billions, except per share data	Q1 2024	Q1 2023
Revenue	$4.76	$4.81
Y/Y Change	(1.1%)	(0.3%)
Y/Y Change CC1	(1.2%)	1.5%
GAAP Operating Margin	14.6%	14.6%
Adjusted Operating Margin[1]	15.1%	14.6%
GAAP Diluted EPS	$1.10	$1.14
Adjusted Diluted EPS[1]	$1.12	$1.11

“The first quarter’s adjusted operating margin of 15.1% expanded by 50 basis points year-over-year, driven by our NextGen program. We remain focused on operational excellence and cost discipline as our clients continue to limit discretionary spending,” said Jatin Dalal, Chief Financial Officer. "Our recently completed acquisition of Thirdera, an industry-leading ServiceNow partner, is already opening new growth opportunities and expanding our pipeline. As part of our balanced capital allocation strategy, we continue to seek organic and inorganic investment opportunities to accelerate our growth profile, expand our capabilities, and diversify our portfolio mix.”
1 Constant currency ("CC") revenue growth, Adjusted Operating Margin, and Adjusted Diluted Earnings Per Share ("Adjusted Diluted EPS") are not measures of financial performance prepared in accordance with GAAP. A full reconciliation of Adjusted Operating Margin guidance to the corresponding GAAP measure on a forward-looking basis cannot be provided without unreasonable efforts. See “About Non-GAAP Financial Measures and Performance Metrics” for more information and, as applicable, reconciliations to the most directly comparable GAAP financial measures.

Bookings
Bookings in the first quarter declined 6% year-over-year. On a trailing-twelve-month basis, bookings grew 1% year-over-year to $25.9 billion, which represented a book-to-bill of approximately 1.3x.
Employee Metrics
Total headcount at the end of the first quarter was 344,400, a decrease of 3,300 from Q4 2023 and a decrease of 7,100 from Q1 2023. Voluntary attrition - Tech Services on a trailing-twelve months basis was 13.1% as compared to 23.1% for the period ended March 31, 2023.
Return of Capital to Shareholders
The Company repurchased 1.4 million shares for $110 million during the first quarter under its share repurchase program. As of March 31, 2024, there was $1.7 billion remaining under the share repurchase authorization. In April 2024, the Company declared a quarterly cash dividend of $0.30 per share for shareholders of record on May 20, 2024. This dividend will be payable on May 29, 2024.

Second Quarter and Full-Year 2024 Guidance2
(all growth rates year-over-year)
•Second quarter revenue is expected to be $4.75 - $4.82 billion, a decline of 2.9% to a decline of 1.4%, or a decline of 2.5% to a decline of 1.0% in constant currency.
•Full-year 2024 revenue is expected to be $18.9 - $19.7 billion, a decline of 2.2% to growth of 1.8% as reported, or a decline of 2.0% to growth of 2.0% in constant currency. This assumes up to 100 basis points of inorganic contribution.
•Full-year 2024 Adjusted Operating Margin3 is expected to be in the range of 15.3% to 15.5%, or 20 to 40 basis points of expansion.
•Full-year 2024 Adjusted EPS3 is expected to be in the range of $4.50 to $4.68.

2 Guidance as of May 1, 2024
3 A full reconciliation of Adjusted Operating Margin and Adjusted Diluted EPS guidance to the corresponding GAAP measures on a forward-looking basis cannot be provided without unreasonable efforts. See “About Non-GAAP Financial Measures and Performance Metrics” for more information and a partial reconciliation at the end of this release.

Select Client and Partnership Announcements
•Signed agreement with Telstra, Australia’s leading telecommunications and technology company, to elevate their software engineering capabilities and enhance their customers’ experience. We will leverage our AI tools to drive innovation, enable more efficient software engineering and IT operations and decommission legacy systems to improve operational efficiency and support their employee experience.
•Expanded partnership with Microsoft that will leverage Microsoft Copilot and Cognizant's advisory and digital transformation services to help employees and enterprise customers operationalize generative AI and realize strategic business transformation. The partnership aims to make Microsoft’s generative AI and Copilots available to millions of users, to transform enterprise business operations, enhance employee experiences and accelerate cross-industry innovation. As part of the partnership, Cognizant purchased 25,000 Microsoft 365 Copilot seats for Cognizant associates, along with 500 Sales Copilot seats and 500 Services Copilot seats to enhance productivity, streamline workflows and transform customer experiences.
•Announced a collaboration with Microsoft to infuse generative AI into healthcare administration. The TriZetto Assistant on Facets will leverage Azure OpenAI Service and Semantic Kernel to provide access to generative AI within the TriZetto user interface. This new collaboration aims to increase productivity and efficiency for healthcare payers and providers, while ensuring timely responses and improved care for patients.
•Announced a planned collaboration with FICO, a leading analytics software company, to launch a cloud-based real-time payment fraud prevention solution powered by FICO® Falcon® Fraud Manager. The joint offering would leverage both firms' artificial intelligence and machine learning (ML) capabilities to help banks and other payment service providers in North America protect their customers from fraud in the growing world of instant digital payments.
•Announced a strategic alliance with Shopify and Google Cloud to drive digital transformation and platform modernization for global retailers and brands. By utilizing Shopify's commerce operating system, built on Google Cloud, along with the expansive suite of Google Cloud offerings, retailers are expected to have the foundational technology needed to enable Cognizant to execute impactful digital transformation services and deliver benefits across a range of retail scenarios.
•Signed a new agreement to transform and manage the global technology infrastructure of McCormick & Company, Inc., a global leader in flavor with a portfolio of category-leading brands. The new agreement is expected to deliver predictable business outcomes powered by AI automated tools. Cognizant is expected to deliver several key capabilities for McCormick over the next five years, including new self-service capabilities, improved service productivity and significant cost savings.
•Extended strategic agreement with LexisNexis® Legal & Professional, a leading global provider of information and analytics. Cognizant will provide cloud and digital engineering services to enhance customer experience on LexisNexis' next-gen legal research solution in the U.S. and Canada.
•Extended a strategic partnership with CNO Financial Group, Inc., a leading provider of insurance, financial services and workforce benefits solutions to middle-income America. Cognizant will leverage generative AI technologies designed to deliver improvements and drive efficiencies for CNO's technology landscape across infrastructure, applications, enterprise software, and engineering.

•Announced the combination of Cognizant's generative AI technology with the NVIDIA BioNeMo gen AI platform to solve complex challenges of drug discovery in the life sciences industry, such as improving productivity in the development process and increasing the speed at which new, life-saving treatments can be brought to market.
•Unveiled an Advanced Artificial Intelligence Lab based in San Francisco that will focus on advancing the science and practice of AI through innovation and development of intellectual property and AI-enablement technologies. Staffed by a team of researchers and developers, including AI pioneers and PhDs, the lab will collaborate with research institutions, customers, and startups.
•Renewed Cognizant's long-standing relationship with Pon IT, which is part of the Dutch family-owned multinational Pon Holdings. The collaboration will enable Cognizant to continue providing cloud managed services for Pon IT across its suite of operating companies. During the next phase of the collaboration, Cognizant will continue to implement further optimizations that are expected to enable Pon IT to benefit from an agile, intuitive, and integrated cloud platform.
•Selected by Clario, a healthcare research technology company that delivers leading endpoint technology solutions for clinical trials, to support its global IT infrastructure and applications. Cognizant services will provide automation and digital technologies that can reduce cost of service and speed time to market.
•Renewed Cognizant's collaboration with Cermaq Group AS, a leading global salmon producer driving the transition of systems towards healthier and more climate-friendly foods. The renewal comes after an existing ten-year relationship between the two companies that has enabled Cognizant to reliably act as a strategic ally on Cermaq's path towards digital modernization.

Select Analyst Ratings, Company Recognition and Announcements
•Announced our Bluebolt grassroots innovation program, which launched a year ago in April 2023, has driven more than $150 million in estimated annualized client cost savings across more than 1,100 client implementations. We introduced Bluebolt to empower our global associates to devise and submit ideas – large and small – with the goal of advancing clients' success. Cognizant associates have submitted more than 130,000 ideas to date, of which more than 23,000 ideas have been implemented.
•Named as one of "America's Most Innovative Companies 2024" by Fortune Magazine, the world-leading statistics portal and industry ranking provider. Cognizant was recognized for its innovative products and services, processes, and culture for the second consecutive year.
•Secured a number three ranking on the LinkedIn Top Companies in India 2024 list, which spotlights 25 leading workplaces with more than 5,000 employees globally. The recognition acknowledges our commitment to prioritizing associate experience, fostering skilling, facilitating career growth and championing gender diversity.
•Recognized as a Leader by Everest Group® in:
◦Retail IT Services PEAK Matrix® Assessment, 2024
◦Pega Services PEAK Matrix® Assessment, 2024
◦Financial Crime and Compliance (FCC) Operations Services PEAK Matrix® Assessment, 2024
◦CPG IT Services PEAK Matrix® Assessment, 2024
◦Intelligent Process Automation Services PEAK Matrix® Assessment, 2024
◦Marketing Services PEAK Matrix® Assessment, 2024

•A Leader in IDC MarketScape:
◦Worldwide Professional Services in Railways and Airlines 2024 Vendor Assessment, doc #US51421623, February 2024
•Market Leader in HFS Horizon 3:
◦Assuring the Generative Enterprise™, 2024
◦Customer Experience Service Providers, 2024
•Leadership in ISG Provider Lens™:
◦Intelligent Automation Services and Solutions, 2023
◦Sustainability and ESG Services, 2024
◦Mainframe Services, 2024
◦Salesforce Ecosystem Partners, 2024 – US & UK
•Leadership in Avasant RadarViewTM:
◦Life Sciences Digital Services, 2024
◦Airlines and Airports Digital Services, 2024
◦Hybrid Enterprise Cloud Services, 2024
◦Intelligent Automation Services, 2024
◦Healthcare Payor Digital Services, 2024
◦Retail Digital Services, 2024
◦Manufacturing Digital Services, 2024
•Leadership in NelsonHall NEAT Reports:
◦Salesforce Services, 2024

Conference Call
Cognizant will host a conference call on May 1, 2024, at 5:00 p.m. (Eastern) to discuss the Company’s first quarter 2024 results. To listen to the conference call, please dial (877) 810-9510 (domestic) or +1 (201) 493-6778 (international) and provide the following conference passcode: “Cognizant Call.”
The conference call will also be available live on the Investor Relations section of the Cognizant website at http://investors.cognizant.com. An earnings supplement will also be available on the Cognizant website at the time of the conference call. For those who cannot access the live broadcast, a replay will be available. To listen to the replay, please dial (877) 660-6853 (domestically) or +1 (201) 612-7415 (internationally) and enter 13744823 beginning two hours after the end of the call until 11:59 p.m. (Eastern) on Tuesday, May 15, 2024. The replay will also be available at Cognizant’s website www.cognizant.com for 60 days following the call.
About Cognizant
Cognizant (Nasdaq: CTSH) engineers modern businesses. We help our clients modernize technology, reimagine processes and transform experiences so they can stay ahead in our fast-changing world. Together, we’re improving everyday life. See how at www.cognizant.com or @cognizant.

Forward-Looking Statements
This press release includes statements that may constitute forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, the accuracy of which is necessarily subject to risks, uncertainties and assumptions as to future events that may not prove to be accurate. These statements include, but are not limited to, express or implied forward-looking statements relating to our strategy, strategic partnerships and collaborations, competitive position and opportunities in the marketplace, investment in and growth of our business, the pace and magnitude of change and client needs related to generative AI, the effectiveness of our recruiting and talent efforts and related costs, labor market trends, the anticipated amount of capital to be returned to shareholders and our anticipated financial performance. These statements are neither promises nor guarantees, but are subject to a variety of risks and uncertainties, many of which are beyond our control, which could cause actual results to differ materially from those contemplated in these forward-looking statements. Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Factors that could cause actual results to differ materially from those expressed or implied include general economic conditions, the competitive and rapidly changing nature of the markets we compete in, the competitive marketplace for talent and its impact on employee recruitment and retention, our ability to successfully implement our NextGen program and the amount of costs, timing of incurring costs and ultimate benefits of such plans, our ability to successfully use AI-based technologies, legal, reputational and financial risks resulting from cyberattacks, changes in the regulatory environment, including with respect to immigration and taxes, and the other factors discussed in our most recent Annual Report on Form 10-K and other filings with the Securities and Exchange Commission. Cognizant undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as may be required under applicable securities law.

About Non-GAAP Financial Measures and Performance Metrics

Non-GAAP Financial Measures
To supplement our financial results presented in accordance with GAAP, this press release includes references to the following measures defined by the Securities and Exchange Commission as non-GAAP financial measures: Adjusted Operating Margin, Adjusted Diluted EPS, free cash flow, net cash and constant currency revenue growth. These non-GAAP financial measures are not based on any comprehensive set of accounting rules or principles and should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and may be different from non-GAAP financial measures used by other companies. In addition, these non-GAAP financial measures should be read in conjunction with our financial statements prepared in accordance with GAAP. The reconciliations of our non-GAAP financial measures to the corresponding GAAP measures should be carefully evaluated.
Our non-GAAP financial measures Adjusted Operating Margin and Adjusted Income from Operations excludes unusual items, such as NextGen charges. Our non-GAAP financial measure Adjusted Diluted EPS excludes unusual items, such as NextGen charges, net non-operating foreign currency exchange gains or losses and the tax impact of all the applicable adjustments. The income tax impact of each item excluded from Adjusted Diluted EPS is calculated by applying the statutory rate and local tax regulations in the jurisdiction in which the item was incurred. Free cash flow is defined as cash flows from operating activities net of purchases of property and equipment. Net cash is defined as cash and cash equivalents and short-term investments less short-term and long-term debt. Constant currency revenue growth is defined as revenues for a given period restated at the comparative period’s foreign currency exchange rates measured against the comparative period's reported revenues.
Management believes providing investors with an operating view consistent with how we manage the Company provides enhanced transparency into our operating results. For our internal management reporting and budgeting purposes, we use various GAAP and non-GAAP financial measures for financial and operational decision-making, to evaluate period-to-period comparisons, to determine portions of the compensation for our executive officers and for making comparisons of our operating results to those of our competitors. Accordingly, we believe that the presentation of our non-GAAP measures, which exclude certain costs, when read in conjunction with our reported GAAP results, can provide useful supplemental information to our management and investors regarding financial and business trends relating to our financial condition and results of operations.
A limitation of using non-GAAP financial measures versus financial measures calculated in accordance with GAAP is that non-GAAP financial measures do not reflect all of the amounts associated with our operating results as determined in accordance with GAAP and may exclude costs that are recurring such as our net non-operating foreign currency exchange gains or losses. In addition, other companies may calculate non-GAAP financial measures differently than us, thereby limiting the usefulness of these non-GAAP financial measures as a comparative tool. We compensate for these limitations by providing specific information regarding the GAAP amounts excluded from our non-GAAP financial measures to allow investors to evaluate such non-GAAP financial measures.

Performance Metrics
Bookings are defined as total contract value (or TCV) of new contracts, including new contract sales as well as renewals and expansions of existing contracts. Bookings can vary significantly quarter to quarter depending in part on the timing of the signing of a small number of large contracts. Our book-to-bill ratio is defined as bookings for the trailing twelve months divided by revenue for the same period. Measuring bookings involves the use of estimates and judgments and there are no independent standards or requirements governing the calculation of bookings. The extent and timing of conversion of bookings to revenues may be impacted by, among other factors, the types of services and solutions sold, contract duration, the pace of client spending, actual volumes of services delivered as compared to the volumes anticipated at the time of sale, and contract modifications, including terminations, over the lifetime of a contract. The majority of our contracts are terminable by the client on short notice often without penalty, and some without notice. We do not update our bookings for subsequent terminations, reductions or foreign currency exchange rate fluctuations. Information regarding our bookings is not comparable to, nor should it be substituted for, an analysis of our reported revenues. However, management believes that it is a key indicator of potential future revenues and provides a useful indicator of the volume of our business over time.

Investor Relations Contact:	Media Contact:
Tyler Scott	Jeff DeMarrais
VP, Investor Relations	VP, Corporate Communications
+1 551-220-8246	+1 475-223-2298
Tyler.Scott@cognizant.com	Jeff.DeMarrais@cognizant.com
- tables to follow -

COGNIZANT TECHNOLOGY SOLUTIONS CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

(in millions, except per share data)	Three Months Ended March 31,
	2024	2023
Revenues	$4,760	$4,812
Operating expenses:
Cost of revenues (exclusive of depreciation and amortization expense shown separately below)	3,146	3,143
Selling, general and administrative expenses	765	835
Restructuring charges	23	—
Depreciation and amortization expense	131	132
Income from operations	695	702
Other income (expense), net:
Interest income	30	30
Interest expense	(11)	(9)
Foreign currency exchange gains (losses), net	6	12
Other, net	2	3
Total other income (expense), net	27	36
Income before provision for income taxes	722	738
Provision for income taxes	(179)	(158)
Income (loss) from equity method investment	3	—
Net income	$546	$580
Basic earnings per share	$1.10	$1.14
Diluted earnings per share	$1.10	$1.14
Weighted average number of common shares outstanding - Basic	497	509
Dilutive effect of shares issuable under stock-based compensation plans	1	—
Weighted average number of common shares outstanding - Diluted	498	509

COGNIZANT TECHNOLOGY SOLUTIONS CORPORATION
CONSOLIDATED STATEMENTS OF FINANCIAL POSITION
(Unaudited)

(in millions, except par values)	March 31, 2024	December 31, 2023
Assets
Current assets:
Cash and cash equivalents	$2,231	$2,621
Short-term investments	12	14
Trade accounts receivable, net	3,822	3,849
Other current assets	1,021	1,022
Total current assets	7,086	7,506
Property and equipment, net	1,036	1,048
Operating lease assets, net	589	611
Goodwill	6,393	6,085
Intangible assets, net	1,171	1,149
Deferred income tax assets, net	993	993
Long-term investments	83	435
Other noncurrent assets	1,057	656
Total assets	$18,408	$18,483
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$291	$337
Deferred revenue	449	385
Short-term debt	33	33
Operating lease liabilities	143	153
Accrued expenses and other current liabilities	2,096	2,425
Total current liabilities	3,012	3,333
Deferred revenue, noncurrent	36	42
Operating lease liabilities, noncurrent	503	523
Deferred income tax liabilities, net	201	226
Long-term debt	598	606
Long-term income taxes payable	157	157
Other noncurrent liabilities	411	369
Total liabilities	4,918	5,256
Stockholders’ equity:
Preferred stock, $0.10 par value, 15 shares authorized, none issued	—	—
Class A common stock, $0.01 par value, 1,000 shares authorized, 497 and 498 shares issued and outstanding as of December 31, 2023 and 2022, respectively	5	5
Additional paid-in capital	20	15
Retained earnings	13,621	13,301
Accumulated other comprehensive income (loss)	(156)	(94)
Total stockholders’ equity	13,490	13,227
Total liabilities and stockholders’ equity	$18,408	$18,483

COGNIZANT TECHNOLOGY SOLUTIONS CORPORATION
Reconciliations of Non-GAAP Financial Measures
(Unaudited)

(dollars in millions, except per share amounts)	Three Months Ended March 31,		Guidance
	2024	2023	Full Year 2024 (1)
GAAP income from operations	$695	$702
NextGen charges(a)	23	—
Adjusted Income From Operations	$718	$702

GAAP operating margin	14.6%	14.6%
NextGen charges	0.5	—	0.3% - 0.4%
Adjusted Operating Margin	15.1%	14.6%	15.3% - 15.5%

GAAP diluted earnings per share	$1.10	$1.14
Effect of NextGen charges, pre-tax	0.05	—	0.14
Non-operating foreign currency exchange (gains) losses, pre-tax(b)	(0.01)	(0.02)	(b)
Tax effect of above adjustments(c)	(0.02)	(0.01)	(a) (b)
Adjusted Diluted Earnings Per Share	$1.12	$1.11	$4.50 - $4.68
(1) A full reconciliation of Adjusted Operating Margin and Adjusted Diluted Earnings Per Share guidance to the corresponding GAAP measures on a forward-looking basis cannot be provided without unreasonable efforts, as we are unable to provide reconciling information with respect to unusual items, net non-operating foreign currency exchange gains or losses and the tax effects of these adjustments, and such adjustments may be significant.
Notes:
(a)NextGen charges for the three months ended March 31, 2024 include $8 million of employee separation costs, $14 million of facility exit costs and $1 million of third party and other costs. We expect to incur approximately $70 million of costs in 2024 in connection with the NextGen program. The total costs related to the NextGen program are reported in "Restructuring charges" in our unaudited consolidated statements of operations. Our guidance anticipates pre-tax charges of approximately $0.14 per diluted share for the full year 2024. The tax effect of these charges is expected to be approximately $0.04 per diluted share for the full year 2024.
(b)Non-operating foreign currency exchange gains and losses, inclusive of gains and losses on related foreign exchange forward contracts not designated as hedging instruments for accounting purposes, are reported in "Foreign currency exchange gains (losses), net" in our unaudited consolidated statements of operations. Non-operating foreign currency exchange gains and losses are subject to high variability and low visibility and therefore cannot be provided on a forward-looking basis without unreasonable efforts.
(c)Presented below are the tax impacts of our non-GAAP adjustment to pre-tax income for the:

(in millions)	Three Months Ended March 31,
	2024	2023
Non-GAAP income tax benefit (expense) related to:
NextGen charges	$5	$—
Foreign currency exchange gains and losses	(1)	5
The effective tax rate related to non-operating foreign currency exchange gains and losses varies depending on the jurisdictions in which such income and expenses are generated and the statutory rates applicable in those jurisdictions. As such, the income tax effect of non-operating foreign currency exchange gains and losses shown in the above table may not appear proportionate to the net pre-tax foreign currency exchange gains and losses reported in our unaudited consolidated statements of operations.

Reconciliations of Net Cash
(Unaudited)

(in millions)	March 31, 2024	December 31, 2023
Cash and unrestricted cash equivalents	$2,231	$2,621
Short-term investments	12	14
Less:
Short-term debt	33	33
Long-term debt	598	606
Net cash	$1,612	$1,996

The above tables serve to reconcile the Non-GAAP financial measures to the most directly comparable GAAP measures. Refer to the “About Non-GAAP Financial Measures and Performance Metrics” section of our press release for further information on the use of these Non-GAAP measures.

COGNIZANT TECHNOLOGY SOLUTIONS CORPORATION
Revenue by Business Segment and Geography
(Unaudited)

(dollars in millions)	Three Months Ended March 31, 2024
			Year over Year
	$	% of total	% Change	Constant Currency % Change (a)
Revenues by Segment:
Financial Services	$1,385	29.1%	(6.2)%	(6.5)%
Health Sciences	1,416	29.7%	(1.2)%	(1.3)%
Products and Resources	1,133	23.8%	1.3%	0.9%
Communications, Media and Technology	826	17.4%	5.2%	5.7%
Total Revenues	$4,760		(1.1)%	(1.2)%
Revenues by Geography:
North America	$3,521	74.0%	(0.7)%	(0.7)%
United Kingdom	456	9.6%	(4.6)%	(7.7)%
Continental Europe	483	10.1%	4.8%	3.1%
Europe - Total	939	19.7%	—%	(2.4)%
Rest of World	300	6.3%	(8.5)%	(3.7)%
Total Revenues	$4,760		(1.1)%	(1.2)%

Notes:
(a)Constant currency revenue growth is not a measure of financial performance prepared in accordance with GAAP. See “About Non-GAAP Financial Measures and Performance Metrics” section of our press release for further information.

COGNIZANT TECHNOLOGY SOLUTIONS CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

(in millions)	Three Months Ended March 31,
	2024	2023
Cash flows from operating activities:
Net income	$546	$580
Adjustments for non-cash income and expenses	181	187
Changes in assets and liabilities	(632)	(38)
Net cash provided by operating activities	95	729
Cash flows from investing activities:
Purchases of property and equipment	(79)	(98)
Net maturities of investments	262	292
Payments for business combinations, net of cash acquired	(421)	(409)
Net cash (used in) investing activities	(238)	(215)
Cash flows from financing activities:
Issuance of common stock under stock-based compensation plans	20	23
Repurchases of common stock	(133)	(222)
Net change in term loan borrowings and earnout and finance lease obligations	(40)	(1)
Dividends paid	(151)	(150)
Net cash (used in) financing activities	(304)	(350)
Effect of exchange rate changes on cash, cash equivalents and restricted cash and cash equivalents	(39)	—
(Decrease) increase in cash, cash equivalents and restricted cash and cash equivalents	(486)	164
Cash, cash equivalents and restricted cash and cash equivalents, beginning of period	2,717	2,294
Cash, cash equivalents, end of period	$2,231	$2,458

SUPPLEMENTAL CASH FLOW INFORMATION

(in millions)	Three Months Ended March 31,
Stock Repurchases under Board of Directors' authorized stock repurchase program:	2024	2023
Number of shares repurchased	1.4	3.2

Remaining authorized balance as of March 31, 2024	$1,667

Reconciliation of Free Cash Flow Non-GAAP Financial Measure

(in millions)	Three Months Ended March 31,
	2024	2023
Net cash provided by operating activities	$95	$729
Purchases of property and equipment	(79)	(98)
Free cash flow	$16	$631